EXHIBIT 99

For Immediate Release

                  Media Contact:                Laura A. Mastrangelo
                                                VIMRX Pharmaceuticals
                                                302-998-1734/Pager 800-916-8038

                  Investor Contact:             Dian Griesel, Ph.D.
                                                The Investor Relations Group
                                                212-664-8489


                INNOVIR TO REFOCUS OLIGOZYME DEVELOPMENT PROGRAM
               Company Further Reduces Overall Operating Expenses

         NEW  YORK,  NY,  MAY 19,  1998 -  Innovir  Laboratories,  Inc.  (Nasdaq
SmallCap: INVR), a subsidiary of VIMRX Pharmaceuticals Inc. (Nasdaq: VMRX), today announced a strategic refocusing of its oligozyme development program in an effort to increase scientific productivity in those areas with the most commercial potential, while reducing overall operational expenses in order to better conserve its limited capital resources.

         Innovir will focus efforts on the recently discovered FRS (Functional Ribozyme Selection) and related technologies which depend on the lead EGS (External Guide Sequence) technology licensed from Yale University and further developed by Innovir scientists.

         Innovir plans to restructure the research and development of its ribozyme-based technology, now being developed primarily in its European operations in Goettingen, Germany, and Cambridge, England. Innovir will seek partners or investors in the ribozyme-based technology. If new investors are not found, management intends to close the two sites and consolidate research into the New York operations.

         Through this strategic refocusing, Innovir estimates that it will be able to further reduce its annualized expenses by approximately 50%, resulting in an approximately 70% reduction from its 1997 spend rate by 4Q, 1998, while still enabling progress to occur in the further development and commercial exploitation of the FRS and related technologies.

         "In spite of the demonstrated promise of the ribozyme-based technology, Innovir's limited resources make it impossible for our scientific team to do an adequate job of developing both it and the EGS-based FRS technology," said Dr. Thomas R. Sharpe, president and CEO of Innovir. "The business opportunities presented by the FRS technology, which gives us the ability to solve one of the important problems impeding progress in the oligonucleotide field - how to quickly identify the optimum cleavage site in an RNA molecule -- require us to focus our resources on that opportunity."


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Innovir Laboratories, Inc.

         Innovir Laboratories, Inc. is a biotechnology company that is developing technologies based on catalytically interactive oligomers (oligozymes) for pharmaceutical and genomic research. As a research tool, oligozymes can help determine the functions of genes and validate molecular targets for new drug therapies. The Company's technologies will utilize External Guide Sequences (EGS) oligozymes - which inactivate targeted messenger RNA
(mRNA). To complement its drug target validation programs, Innovir has developed FRS (Functional Ribozyme Selection) for identifying the optimal cleavage sites in bacterial cells.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: the timely commencement and success of the Company's research endeavors, delays in receiving FDA or other regulatory approvals, the development of competing therapies and/or technologies, the terms of any future strategic alliances, the possible need for additional capital, and any additional factors described from time to time in the Company's periodic reports on Form 10-K and 10-Q, and any prospectus describing the Company's securities.

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on the Internet through  www.vimrx.com  and through  BusinessWire's  web site at
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